Shurgard Storage Centers, Inc.
        Exhibit (11.1) - Statement Re:  Computation of Earnings per Share

Primary Net Income Per           Quarter Ended
 Common and Common                  March 31,
 Equivalent Share                -----------------
                                1997       1996
                             ----------   ----------
   Net income                $9,198,000   $7,313,000
                             ----------   ----------
Weighted average common
 and common equivalent shares
 outstanding:
Weighted average common
 shares outstanding          27,356,958   23,196,858
  Net effect of dilutive
stock options based on
treasury stock method using
average market price (1)         46,379
                             ----------   ----------
     Total                   27,403,337   23,196,858
                             ===========  ===========
Primary net income per
 common and common equivalent
 share                      $       .34   $      .32
                            ===========   ===========

Fully-diluted Net Income         Quarter Ended
 Per Common and Common             March 31,
 Equivalent Share                -------------
                                1997         1996
                            ----------     ---------
   Net income               $9,198,000     $7,313,000
                            ----------     ----------
Weighted average common
  and common equivalent shares
  outstanding:
Weighted average common
 shares outstanding         27,356,958      23,196,858

Net effect of dilutive
 stock options based on
 treasury stock method using
 average market price (1)       63,744
                            ----------      ----------
     Total                  27,420,702      23,196,858
                            ==========      ==========
Fully-diluted net income
 per common and common
 equivalent share          $       .34       $      .32
                           ============      ===========

(1) No adjustment has been made in 1996 as the option price exceeded the market price of our stock for substantially all of the first quarter of 1996.